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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

MINUTEMAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	0-15582 (Commission File Number)	36-2262931 (I.R.S. Employer Identification No.)
111 South Rohlwing Road, Addison, Illinois (Address of principal offices)		60101 (Zip Code)

(630) 627-6900
Registrant's telephone number including area code

(Former name or former address, if changed since last report): Not applicable

Item 5.    Other Events.

        On July 8, 2004, Minuteman International, Inc. ("Minuteman") announced that it had entered into an Agreement and Plan of Merger, dated as of July 8, 2004 (the "Merger Agreement"), with Hako-Werke International GmbH ("Hako-Werke"), a limited liability entity organized under the laws of Germany that beneficially owns approximately 68% of Minuteman's common stock. The Merger Agreement provides for the merger of a wholly owned subsidiary of Hako-Werke with and into Minuteman, with Minuteman surviving the merger as a wholly owned subsidiary of Hako-Werke. If the merger becomes effective, Minuteman shareholders would receive $13.75 per share in exchange for their cancelled shares of Minuteman common stock. Consummation of the merger is subject to certain conditions, including the approval of Minuteman's shareholders.

        The press release announcing the merger is attached as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  c.
  Exhibits

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
99.1	Press Release, dated July 8, 2004, relating to the execution of the Agreement and Plan of Merger.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINUTEMAN INTERNATIONAL, INC. (Registrant)
	By:	/s/ GREGORY J. RAU Gregory J. Rau President and Chief Executive Officer
Dated: July 8, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 8, 2004

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SIGNATURE
INDEX TO EXHIBITS